UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way, Suite 130, Watertown, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

950 Winter Street, Waltham, MA 02451

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, Eloxx Pharmaceuticals, Inc. (the “Company”) and Neil Belloff, Chief Operating Officer and General Counsel of the Company, agreed that Mr. Belloff would transition his responsibilities as Chief Operating Officer and General Counsel prior to his departure from the Company on or prior to August 25, 2021. The Company thanks Mr. Belloff for his services to the Company and wishes him well in his future endeavors.

Pursuant to the Agreement and General Release, dated July 2, 2021 (the “Agreement”), Mr. Belloff is to continue to serve as the Company’s Chief Operating Officer and General Counsel until August 25, 2021 or such shorter period as designated by the Company (the “Termination Date” and, such term, the “Transition Period”). During the Transition Period, Mr. Belloff will be entitled to: (i) receive his annual base salary of $448,800 (the “Base Salary”); (ii) participate in the Company’s employee benefit plans and programs, subject to the terms and conditions of such plans and programs; (iii) continue to vest in his equity awards; and (iv) receive a pro-rata portion of his annual bonus for calendar year 2021 based on his performance for the year as determined in good faith by the Company’s Board of Directors, in each case, through the Termination Date; and (v) receive the severance and other benefits as set forth in his employment agreement with the Company dated February 25, 2020 (such severance and other benefits, “Severance”). If Mr. Belloff gives notice of his resignation prior to the Termination Date, he will no longer be entitled to receive the foregoing described Base Salary, bonus, benefits or Severance.

The description of the foregoing is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On July 6, 2021, the Company issued a press release providing an update on its Phase 2 clinical program for ELX-02 for the treatment of cystic fibrosis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On July 6, 2021, the Company reported that, based on enrollment to date, the Company expects to present data from the first four treatment arms of its Phase 2 clinical study involving ELX-02 for the treatment of cystic fibrosis in the fourth quarter of this year, and that, as of the end of June 2021, the Company has enrolled a sufficient number of patients to assess biological activity of ELX-02. The Company will continue to enroll additional patients to support Phase 3 clinical trial planning.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the expected timing of trials and results from clinical studies of our product candidate. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors page of the Company’s website at https://investors.eloxxpharma.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and General Release, dated as of July 2, 2021, by and between Neil S. Belloff and Eloxx Pharmaceuticals, Inc.

99.1	Press Release, dated July 6, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: July 6, 2021	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer

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